EXHIBIT 9(bb)

                                       IVY FUND

                    FUND ACCOUNTING SERVICES AGREEMENT SUPPLEMENT

                          Ivy Global Natural Resources Fund
                                Ivy Asia Pacific Fund
                        Ivy International Small Companies Fund


               AGREEMENT made as of the 31st day of December, 1996, by and between Ivy Fund (the "Trust") and Mackenzie Investment
          Management Inc. (the "Agent").

               WHEREAS, the Trust is an open-end investment company, organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Trust from time to time;

               WHEREAS, a separate class of shares of the Trust is offered to investors with respect to each investment portfolio;

               WHEREAS, the Trust has adopted a Master Fund Accounting Services Agreement dated January 25, 1993 (the "Master
          Agreement"), pursuant to which the Trust has appointed the Agent to provide the fund accounting services specified in the Master Agreement; and

               WHEREAS, Ivy Global Natural Resources Fund, Ivy Asia Pacific Fund and Ivy International Small Companies Fund (each, a "Fund" and collectively the "Funds") are separate investment portfolios of the Trust.

               NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

               1. As provided for in the Master Agreement, the Trust hereby adopts the Master Agreement with respect to the Funds, and the Manager hereby acknowledges that the Master Agreement shall pertain to the Funds, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

               2. The term "Portfolio" as used in the Master Agreement shall, for purposes of this Supplement, pertain to each Fund.

               3. As provided in the Master Agreement and subject to further conditions as set forth therein, each Fund shall pay the Agent a monthly fee based upon the rate(s) set forth in the Fee Schedule attached hereto as Annex 1.

               4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to each of the Funds as of the date specified above, and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect with respect to a Fund for a period of more than one (1) year from such date only so long as the continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees (as defined in the Investment Company Act of 1940, as amended). This Agreement may be terminated with respect to a Fund, without payment of any penalty, by that Fund upon at least ninety (90) days' prior written notice to the Agent or by the Agent upon at least ninety
          (90) days' prior written notice to that Fund; provided, that in the case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

                                   IVY FUND, on behalf of
                                   Ivy Global Natural Resources Fund,
                                   Ivy Asia Pacific Fund and
                                   Ivy International Small Companies Fund


                                   By:  ___________________________________
                                        Michael G. Landry, President


                                   MACKENZIE INVESTMENT MANAGEMENT INC.


                                   By:  ___________________________________
                                        Michael G. Landry, President



































                                       ANNEX 1

                         FUND ACCOUNTING SERVICES AGREEMENT
                                     FEE SCHEDULE



          Based upon assets under management (in millions):

                              $0-$10    >$10-$40  >$40-$75  Over $75

          Ivy Global          $1,250    $2,500    $5,000    $6,500
          Natural Resources
          Fund

          Ivy Asia Pacific    $1,250    $2,500    $5,000    $6,500
          Fund

          Ivy International   $1,250    $2,500    $5,000    $6,500
          Small Companies Fund